EVERGREEN SELECT FIXED INCOME TRUST

200 Berkeley Street

Boston, Massachusetts 02116

September 21, 2005

Evergreen Service Company

200 Berkeley Street

Boston, Massachusetts 02116

To Whom It May Concern:

Pursuant to Paragraph 1 of the Master Transfer and Recordkeeping Agreement dated September 18, 1997 between Evergreen Service Company and various Funds (the “Agreement”), as defined in the Agreement, this is to notify Evergreen Service Company that Evergreen Disciplined Small-Mid Value Fund, Evergreen Small-Mid Growth Fund, Evergreen Envision Growth Fund, Evergreen Envision Growth and Income Fund and Evergreen Envision Income Fund, each a series of Evergreen Equity Trust, hereby elects to become a Fund party to such Agreement.

                                                      EVERGREEN EQUITY TRUST

                                                      on behalf of:

Evergreen Disciplined Small-Mid Value Fund

Evergreen Small-Mid Growth Fund

Evergreen Envision Growth Fund

Evergreen Envision Growth and Income Fund

Evergreen Envision Income Fund

                                                      By: ___/s/ Elizabeth A. Smith___________

                                                            Elizabeth A. Smith

                                                            Assistant Secretary

Accepted and Agreed:

EVERGREEN SERVICE COMPANY

By:       ____/s/ Peggy Schooley________________________

Peggy Schooley

President

Dated as of        September 20, 2005